EXHIBIT 10.35
AMENDMENT TO THE
KEYCORP SECOND EXCESS CASH BALANCE PENSION PLAN
WHEREAS, KeyCorp maintains the KeyCorp Second Excess Cash Balance Pension Plan (the "Plan"), which was amended effective December 31, 2009, to freeze all new participants and new accruals under the Plan, and which was then amended and restated effective as of February 8, 2010; and
WHEREAS, by action taken by the Administrative Oversight Committee (the "AOC") on May 8, 2023, the AOC determined that an amendment was appropriate to the provision governing the payment of a Participant's Excess Pension Benefit upon termination or retirement to allow a Participant additional time to elect a form of payment prior to the distribution date.
NOW, THEREFORE, effective as of May 8, 2023, the Plan is hereby amended as follows:
1.    Section 4.1 of the Plan is hereby revised in its entirety to read as follows:
"4.1 Immediate Payment Upon Termination or Retirement of the Participant. Subject to the provisions of Section 4.2, Section 4.4, and Section 4.5 hereof, a Participant shall receive an immediate distribution of his or her Excess Pension Benefit which shall be made within 90 days following the Participant's (1) attainment of age 55, and (2) upon the Participant's Termination or Retirement. Such Excess Pension Benefit shall be paid in the form of a single life annuity, unless the Participant elects, in writing and prior to the Participant's distribution date, to receive his or her distribution under a different form of payment that is actuarially equivalent to the Participant's Excess Pension Benefit when paid as a single life annuity payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment provided under the Pension Plan, provided however, that the lump sum payment option available under the Pension Plan shall not be a form of distribution available under this Plan. Such payment method, once elected by the Participant, shall be irrevocable.
In calculating the Participant's actuarially equivalent form of distribution the Corporation shall rely upon calculations made by independent actuaries for the Pension Plan, who shall apply the actuarial assumptions and interest rate then in use under the Pension Plan for converting to the form of payment elected by the Participant."
IN WITNESS WHEREOF, KeyCorp has caused this Amendment to the Plan to be executed by its duly authorized officer as of the effective date set forth above.
KEYCORP

Title:    Assistant Secretary